Exhibit 10.1.4

REVOLVING CREDIT NOTE

$6,000,000	August 19, 2003

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, SC Merger Sub, Inc., a Texas corporation known following the Merger as Staktek Corporation (the “Company”), Research Applications, Inc. (“RAI”) and Staktek Holdings, Inc., a Delaware corporation (“Holdings” and together with the Company and RAI, the “Borrowers”) jointly and severally promise to pay to the order of Guaranty Bank (“Bank”) at Detroit, Michigan, care of the Agent (for the account of Bank’s Eurocurrency Lending Office with respect to any Eurocurrency-based Advances hereunder and for the account of the Bank with respect to any Prime-based Advances hereunder) in lawful money of the United States of America so much of the sum of Six Million Dollars ($6,000,000), as may from time to time have been advanced by Bank to the Borrower and then be outstanding hereunder pursuant to that certain Revolving Credit and Term Loan Agreement dated as of August 19, 2003 by and among the Borrowers, the Banks signatories thereto, Comerica Bank, as Administrative Agent, Documentation Agent, Structuring Agent and Lead Arranger as the same may be amended or otherwise modified from time to time (as so amended, the “Credit Agreement”), together with interest thereon as hereinafter set forth.

Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

This Note is a Revolving Credit Note under which Advances of the Revolving Credit (including refundings and conversions), repayments and readvances may be made from time to time, by Bank, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

Borrowers hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

Nothing herein shall limit any right granted Bank by any other instrument or by law.

SC MERGER SUB, INC.

By:	/s/ Joseph C Aragona
Joseph C. Aragona
Its President

STAKTEK HOLDINGS, INC.

By:	/s/ Joseph C Aragona
Joseph C. Aragona
Its President

RESEARCH APPLICATIONS, INC.

By:	/s/ Joseph C Aragona
Joseph C. Aragona
Its President

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE (GUARANTY)]